SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[X]	Definitive Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Loudeye Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

1130 Rainier Avenue South

Seattle, Washington 98144

Notice of Annual Meeting of Stockholders

To Be Held May 23, 2002

       On Thursday, May 23, 2002, Loudeye Technologies, Inc., a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the Sheraton Hotel and Towers, 1400 Sixth Avenue, Seattle, Washington 98101. The meeting will begin at 1:00 p.m. local time and will be simultaneously broadcast over the Web. The Web broadcast of the meeting can be accessed through the Company’s Website at www.loudeye.com and following the procedures set forth at the Website.

      Only stockholders who owned stock at the close of business on April 8, 2002 can vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect one Class II Director to a three year term.

•	Vote on changing the name of the Company from “Loudeye Technologies, Inc.” to “Loudeye Corp.”

•	Transact any other business properly brought before the Annual Meeting.

      You can find more information about each of these items, including the nominee for director, in the attached Proxy Statement.

      Our Board of Directors recommends that you vote in favor of each of the proposals outlined in this Proxy Statement.

      We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person or view it over the Web, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. You will not be able to vote your shares via the Web broadcast of the meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

MEENA KANG LATTA
Secretary, Vice President and General Counsel

Seattle, Washington

April 18, 2002

YOUR VOTE IS IMPORTANT!

Please mark, sign and date the enclosed proxy card and

mail it promptly in the enclosed return envelope.

PROPOSAL NO. 1 ELECTION OF DIRECTOR
PROPOSAL NO. 2 AMENDMENT TO CERTIFICATE OF INCORPORATION CHANGE OF CORPORATE NAME
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
TEN-YEAR OPTION REPRICINGS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
TRANSACTIONS WITH MANAGEMENT AND OTHERS
STOCK PERFORMANCE GRAPH

LOUDEYE TECHNOLOGIES, INC.

1130 Rainier Avenue South
Seattle, WA 98144

PROXY STATEMENT

FOR THE
2002 ANNUAL MEETING OF STOCKHOLDERS
MAY 23, 2002

       Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

      The Board set April 8, 2002 as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 40,506,170 shares of common stock outstanding on the record date.

      Voting materials, which include this Proxy Statement, a proxy card and the 2001 Annual Report on Form 10-K, will be mailed to stockholders on or about April 18, 2002.

      In this Proxy Statement:

•	“We,” “us,” “our” and the “Company” refer to Loudeye Technologies, Inc.

•	“Annual Meeting” or “Meeting” means our 2002 Annual Meeting of Stockholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission

      We have summarized below important information with respect to the Annual Meeting.

Time And Place Of The Annual Meeting

      The Annual Meeting is being held on Thursday, May 23, 2002 at 1:00 p.m. local time at the Sheraton Hotel and Towers, 1400 Sixth Avenue, Seattle, Washington 98101.

      All stockholders who owned shares of our stock as of April 8, 2002, the record date, may attend the Annual Meeting and vote on the proposals considered at the meeting.

      As a courtesy to our stockholders who desire to witness the Annual meeting but do not wish to attend the Annual Meeting or vote their shares in person, we will be simultaneously broadcasting the Annual Meeting over the Web. The Annual Meeting can be accessed by going to our Website at www.loudeye.com and following the instructions.

Purpose Of The Proxy Statement And Proxy Card

      You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 8, 2002, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you sign the proxy card, you appoint Meena Kang Latta and Bradley A. Berg, or either of them, as your representatives at the meeting. Ms. Latta and/or Mr. Berg will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting we respectfully request that you complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals To Be Voted On At This Year’s Annual Meeting

      You are being asked to vote on:

•	The election of one director to serve on our Board of Directors.

•	The change of our name to “Loudeye Corp.”

      The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail.

      To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

      We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting. If you wish to vote your shares in person, you must attend the Annual Meeting rather than view the Annual Meeting via the Web.

You may change your mind after you have returned your proxy.

      If you change your mind after you return your proxy, you may revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date, or

•	voting in person at the Annual Meeting.

Multiple Proxy Cards

      If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

      Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy card.

      A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences Of Not Returning Your Proxy; Broker Non-Votes

      If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). The two proposals in this proxy are routine. If the proposals to be acted upon at the meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”

      Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

      We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect Of Abstentions

      Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

      Assuming a quorum is present, the nominee receiving the highest number of “yes” votes will be elected as director. The affirmative vote of a majority of the shares entitled to vote is required in order to amend our certificate of incorporation to change our name to “Loudeye Corp.”

Vote Solicitation; No Use Of Outside Solicitors

      Loudeye is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, other employees or agents may contact you by telephone, by email, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians, fiduciaries and other intermediaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials. We have not retained the services of a proxy solicitor.

Voting Procedures

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Mellon Investor Services LLC, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

      The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR the director nominee, FOR approving the change of the Company’s name, and as the proxy holders deem desirable, for any other matters that may come before the Annual Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

      We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication Of Voting Results

      We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2002, which we will file with the SEC. You can get a copy by contacting our Investor Relations Department at (206) 832-4000 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Viewing The Annual Meeting Via The Web

      As a courtesy to our stockholders who desire to witness the Annual Meeting but do not wish to attend the Annual Meeting or vote their shares in person, we will be simultaneously broadcasting the Annual Meeting using the services of our Activate subsidiary. The Annual Meeting can be accessed by going to our Website at www.loudeye.com and following the instructions.

Other Business

      We do not know of any business to be considered at the 2002 Annual Meeting other than the proposals described in this proxy statement. However, because we did not receive notice of any other proposals to be brought before the meeting by the mailing date for this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Meena Kang Latta and Bradley A. Berg, or either of them, to vote on such matters at their discretion.

Situation With Respect To Arthur Andersen LLP, Our Independent Public Accountants

      Generally, as part of the Annual Meeting of Stockholders and Proxy Statement, the Board of Directors makes a recommendation that the stockholders ratify the appointment of the independent public accountants selected by the Board of Directors. Currently, our independent public accountants are Arthur Andersen LLP. Due to the indictment of Arthur Andersen LLP by the U.S. Department of Justice and general uncertainty regarding Arthur Andersen LLP’s situation, the Audit Committee has recommended to our Board of Directors that the Company defer appointing independent public accountants for the fiscal year 2002 audit until there is more certainty. Arthur Andersen LLP has been appointed to perform the review of our first quarter results to be included in the related Form 10-Q for the quarter ended March 31, 2002. If our Board of Directors concludes not to reappoint Arthur Andersen LLP, the Board of Directors will expedite the selection process of an accounting firm qualified to perform the 2002 audit and announce a new recommendation as soon as deliberations are complete.

Proposals For 2003 Annual Meeting

      To have your proposal included in our proxy statement for the 2003 Annual Meeting, you must submit your proposal in writing by December 18, 2002 to Bradley A. Berg, Chief Financial Officer, 1130 Rainier Avenue South, Seattle, Washington 98144.

      If you submit a proposal for the 2003 Annual Meeting after December 18, 2002, management may, or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2003 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

      Proposals of stockholders intended to be considered at the 2003 Annual Meeting of Stockholders but not included in the Company’s proxy statement for that meeting must be received by the Company at the above address no earlier than January 23, 2003 and no later than February 22, 2003.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

      Our Certificate of Incorporation requires that the Board of Directors is divided into three classes, with staggered three-year terms. The Class II director, whose term expires at the Annual Meeting, is Anthony J. Bay; the Class III director, whose term expires at the Company’s 2003 Annual Meeting of Stockholders is Charles P. Waite, Jr.; and the Class I directors, whose terms expire at the Company’s 2004 Annual Meeting of Stockholders are John T. Baker IV and Johan C. Liedgren. You only elect one class of directors at each annual meeting. The other class continues to serve for the remainder of its three-year term.

      The Class II director is a nominee for re-election at the 2002 Annual Meeting. The nominee has consented to serve an additional three-year term as a director. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate.

      There is one Class II director vacancy and one Class III director vacancy. Our Certificate of Incorporation and Bylaws provide that those vacancies may be filled by a majority of the remaining directors then in office. The Board is in the process of evaluating potential candidates to fill these vacancies.

      Detailed information on the Class II nominee is provided below.

Vote Required

      If a quorum is present, the nominee receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as a director for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of the nominee named. If additional people are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure that the nominee listed below is elected.

Nominee For The Board Of Directors

      The name of the nominee, his age as of April 17, 2002, and certain other information about him is set forth below:

Name	Age	Position

Anthony J. Bay	46	Director

      Anthony J. Bay has served as one of our directors since April 2000. Mr. Bay is a private venture capital investor and advisor to technology companies. From 1994 to 2000, Mr. Bay worked for Microsoft Corporation, a software company, last serving as Vice President and General Manager of Microsoft’s Digital Media Division and a member of Microsoft’s executive staff. Mr. Bay holds a B.A. from the University of California at Los Angeles and a M.B.A. from San Jose State University.

Class I And Class III Directors

      Charles P. Waite, Jr. has served as one of our directors since June 1998. Mr. Waite has served as a General Partner of OVP Partners LP, a venture capital firm, since 1987. Mr. Waite serves as a director of SignalSoft Corp., a wireless services software company, Verity Inc., an Internet portal software company, Watchguard Technologies, Inc., an Internet security company, Seattle Genetics, Inc., a biotechnology company, and several privately-held companies. Mr. Waite holds an A.B. from Kenyon College and a M.B.A. from Harvard Business School.

      John T. Baker IV has served as our Chief Executive Officer and a member of the Board of Directors since March 2001. He was elected Chairman of the Board of Directors in October 2001. From June 2000 to March 2001, Mr. Baker was Chief Operating Officer of Digital Media Campus Inc., a privately-held investment holding company focused on developing digital media companies. From 1999 to 2000, he was President and Chief Operating Officer of GT Interactive Software, Inc. From 1995 to 1999, Mr. Baker worked for Activision, Inc., an interactive software publishing company, most recently as Senior Vice President, Corporate Development. Mr. Baker holds a B.A. from the University of Wisconsin and a M.B.A. from Harvard Business School.

      Johan C. Liedgren has served as one of our directors since April 1998. Since October 1997, Mr. Liedgren has served as Chief Executive Officer of Honkworm, International, an entertainment studio. From January 1994 to August 1997, he worked for Microsoft Corporation in several positions, most recently as Director of Channel Policy. Mr. Liedgren serves as a Director of Netsolutions of Sweden, a provider of Internet-based professional services. Mr. Liedgren attended the University of Stockholm in Sweden.

      There are no family relationships among any of the directors or executive officers of the Company.

Meetings And Committees Of The Board Of Directors

      During the last fiscal year (the period from December 31, 2000 through December 31, 2001), the Board met ten times. Each director attended at least 75% of all Board and applicable committee meetings during this time. The Board has a Compensation Committee, an Audit Committee and a Stock Option Committee.

      Charles P. Waite, Jr. and Johan C. Liedgren are the members of the Compensation Committee. The Compensation Committee held six meetings during the last fiscal year. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives and oversees the Stock Option Committee. The Compensation Committee administers our 1998 Stock Option Plan, 2000 Stock Option Plan, 2000 Director Stock Option Plan, 2000 Employee Stock Purchase Plan and 2000 Employee Stock Option Plan.

      Charles P. Waite, Jr., Johan C. Liedgren and Anthony J. Bay are the members of the Audit Committee. The Audit Committee held four meetings during the last fiscal year. The functions of the Audit Committee are, among others, to recommend the engagement of the independent public accountants, to monitor the effectiveness of the audit effort and to monitor our financial and accounting organization and its system of internal accounting controls. See the Audit Committee report included in this Proxy Statement.

      John T. Baker IV is the sole member of the Stock Option Committee. The purpose of the Stock Option Committee is to grant options to and administer our option plans with respect to our employees (other than officers) and consultants (other than non-employee directors), subject to certain limitations. The Stock Option Committee administers the option plans within certain parameters set and reviewed at least annually by either the Compensation Committee or the Board. Our Compensation Committee, however, retains all authority to take action and make determinations with respect to our stock option plans.

      The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

Director Compensation

      All non-employee directors participate in the 2000 Director Stock Option Plan. Under the Director Plan, when each non-employee director first becomes a director, they receive non-statutory options to purchase 20,000 shares. At each annual meeting of the Company’s stockholders, each non-employee director who will continue serving on the Board following the meeting and who has been a director for at least six months prior to the meeting will receive options to purchase an additional 7,500 shares. In each case, the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. These options are for a ten-year term and become available for purchase in installments of 25% on each anniversary of the date of grant in the case of the initial grants and become fully vested on the first anniversary of the grant date in the case of subsequent grants. The exercise price of the options must be at least 100% of the fair market value of the common stock on the Nasdaq National Market on the date the option was granted. The options may be exercised only (a) while the individual is serving as a director on the Board, (b) within twelve months after termination by death or disability, or (c) within three months after the individual’s term as director ends.

      During 2001, John T. Baker IV and Johan C. Liedgren were re-elected to the Board. Each of the non-employee directors who will continue serving on the Board following the Annual Meeting will receive an additional grant of options to purchase 7,500 shares as of the date of the Annual Meeting, pursuant to the 2000 Director Stock Option Plan. In addition, each non-employee director currently receives an annual retainer in connection with his service of $30,000, paid quarterly (but contingent on his attending a specific number of Board meetings). Mr. Bay received cash compensation of $30,000 in connection with his service during fiscal year 2001. Mr. Liedgren and Mr. Waite received cash compensation of $7,500 each in connection with their service during the fourth quarter of fiscal year 2001.

      In addition to the automatic grants under the 2000 Director Stock Option Plan, each non-employee director who continued serving on the Board was granted a non-statutory option under the 2000 Stock Option Plan to purchase 60,000 shares on November 21, 2001. These options are for a ten-year term and become available for purchase in installments of 6.25% on each quarterly anniversary of the date of grant, and will become fully vested on the four-year anniversary of the grant date. The exercise price of the options was 100% of the fair market value of the common stock on the Nasdaq National Market on the date of grant.

Recommendation Of The Board:

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF ANTHONY J. BAY, THE NOMINEE NAMED ABOVE.

PROPOSAL NO. 2

AMENDMENT TO CERTIFICATE OF INCORPORATION

CHANGE OF CORPORATE NAME

      Stockholder approval is required in order to amend the Company’s certificate of incorporation in order to change our name. The Board of Directors has recommended changing the name of the Company from “Loudeye Technologies, Inc.” to “Loudeye Corp.” We now solicit stockholder approval to amend our Certificate of Incorporation so as to change our name to “Loudeye Corp.”

      The Board of Directors believes that the proposed name, Loudeye Corp., better reflects the Company’s present business strategy of being a leading provider of services which facilitate the use of digital media for live and on-demand applications in enterprise communication, marketing and entertainment.

Vote Required

      If a quorum is present, the affirmative vote of a majority of the shares entitled to vote is required in order to amend the Certificate of Incorporation.

Recommendation Of The Board:

THE BOARD RECOMMENDS A VOTE FOR

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
CHANGE OUR NAME TO “LOUDEYE CORP.”

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows how much common stock is owned by the directors, the Named Executive Officers identified on page 10, all executive officers and directors as a group and owners of more than 5% of our outstanding common stock, as of April 1, 2002. Except as otherwise noted, the address of each person listed in the table is c/o Loudeye Technologies, Inc., 1130 Rainier Avenue South, Seattle, WA 98144.

      Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after April 1, 2002. Percentage of beneficial ownership is based on 40,506,170 shares outstanding as of April 1, 2002, not including 4,000,000 treasury shares. For each named person, the percentage ownership includes stock which the person has the right to acquire within 60 days after April 1, 2002. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person.

	Amount and
	Nature of	Percent of
	Beneficial	Common
Name and Address	Ownership	Stock

OVP Partners, L.P.(1)	4,388,259	10.8%
2420 Carillon Point
Kirkland, WA 98033
Martin G. Tobias(2)	4,802,069	11.9%
55 Bell Street, Suite 200
Seattle, WA 98121
Charles P. Waite, Jr.(3)	4,413,259	10.9%
Johan C. Liedgren(4)	51,250	*
Anthony J. Bay(5)	89,500	*
John T. Baker IV(6)	433,929	1.1%
Douglas F. Schulze(7)	506,251	1.2%
David L. Weld, Jr.(8)	714,446	1.8%
David C. Bullis(9)	170,500	*
Joel H. McConaughy(10)	112,500	*
Todd A. Hinders(11)	223,256	*
All directors and executive officers as a group as April 1, 2002 (9 persons)(12)	6,146,820	15.2%

*	Less than 1%.

(1)	Includes 3,644,754 shares held by Olympic Venture Partners IV, L.P., 423,862 shares held by Olympic Venture Partners V, L.P., 272,547 shares held by Olympic Venture Partners IV Entrepreneurs Fund, L.P. and 47,096 shares held by Olympic Venture Partners V Entrepreneurs Fund, L.P. Beneficial ownership calculations for OVP Partners, L.P. are based solely on its publicly-filed Schedule 13G dated February 14, 2002, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2001.

(2)	Includes 4,760,373 shares held by Martin G. Tobias directly and through family trusts, and 41,696 shares held by Martin G. Tobias as custodian for Finn Tobias under the Washington Uniform Transfers to Minors Act. Mr. Tobias’ shares are subject to a voting proxy in favor of Loudeye described in more detail in the section on “Transactions with Management and Others” on page 19 of this Proxy.

(3)	Includes 25,000 shares issuable upon exercise of outstanding options within 60 days of April 1, 2002, and 4,388,259 shares held by entities affiliated with OVP Partners, LP. Mr. Waite is one of our directors and is a general partner of OVP Partners, LP. Mr. Waite disclaims beneficial ownership of shares held by OVP Partners, LP, except to the extent of his pecuniary interest in those shares.

(4)	Consists of 26,250 shares held by Johan C. Liedgren and 25,000 shares issuable upon exercise of outstanding options within 60 days of April 1, 2002.

(5)	Consists of 11,950 shares held by Anthony J. Bay, 50 shares held by his son, and 77,500 shares issuable upon exercise of outstanding options within 60 days of April 1, 2002. Mr. Bay disclaims beneficial ownership of all securities held by his son.

(6)	Consists of 300,000 shares issuable upon exercise of outstanding options within 60 days of April 1, 2002 and 133,929 shares awarded to Mr. Baker effective April 12, 2002.

(7)	Consists of 506,251 shares issuable upon exercise of outstanding options within 60 days of April 1, 2002.

(8)	Consists of 62,762 shares held by David L. Weld, Jr., 22,000 shares held by Jarvis E.D. Weld, as custodian for Fletcher Parsons Dinsmore Weld under the Washington Uniform Transfers to Minors Act, 346,559 shares held by Weld Brown LLC, and 283,125 shares issuable upon exercise of outstanding options within 60 days of April 1, 2002. Mr. Weld disclaims beneficial ownership of all securities held by his son, Fletcher Parsons Dinsmore Weld. The custodian for Fletcher, Jarvis E. D. Weld, is the wife of Mr. Weld. Mr. Weld resigned as our President and COO in March 2002, and is a general partner of Weld Brown LLC. He disclaims beneficial ownership of shares held by Weld Brown LLC, except to the extent of his pecuniary interest in these shares.

(9)	Consists of 170,500 shares held by David C. Bullis.

(10)	Consists of 112,500 shares issuable upon exercise of outstanding options within 60 days of April 1, 2002.

(11)	Consists of 20,875 shares held by Todd A. Hinders and 202,381 shares issuable upon exercise of outstanding options within 60 days of April 1, 2002.

(12)	Consists of 4,447,384 shares held beneficially by our directors and executive officers as a group on April 1, 2002, 133,929 shares awarded to Mr. Baker effective April 12, 2002 and 1,565,507 shares issuable upon exercise of outstanding options within 60 days of April 1, 2002.

MANAGEMENT

Executive Officers

      The following table sets forth information with respect to our executive officers as of April 1, 2002:

Name	Age	Position

John T. Baker IV	42	Chairman and Chief Executive Officer
Bradley A. Berg	44	Senior Vice President and Chief Financial Officer
Todd A. Hinders	31	Senior Vice President of Sales
Joel H. McConaughy	43	Senior Vice President and Chief Technology Officer
Douglas F. Schulze	42	Senior Vice President of Marketing & Corporate Development
Meena Kang Latta	36	Vice President and General Counsel

Executive Officers

      John T. Baker IV has served as our Chief Executive Officer and a member of the Board of Directors since March 2001. He was elected Chairman of the Board of Directors in October 2001. From June 2000 to March 2001, Mr. Baker was Chief Operating Officer of Digital Media Campus Inc., a privately-held investment holding company focused on developing digital media companies. From 1999 to 2000, he was President and Chief Operating Officer of GT Interactive Software, Inc. From 1995 to 1999, Mr. Baker worked for Activision, Inc., an interactive software publishing company, most recently as Senior Vice President, Corporate Development. Mr. Baker holds a B.A. from the University of Wisconsin and a M.B.A. from Harvard Business School.

      Bradley A. Berg has served as our Senior Vice President and Chief Financial Officer since April 2001, having joined the Company as our Chief Financial Officer in October 2000. From December 1994 to September 2000, he was Executive Vice President and Chief Financial Officer of Redhook Ale Brewery, Inc., a company engaged in the manufacturing and sale of specialty beer. From February 1994 to December 1994, Mr. Berg was Vice President and Chief Financial Officer of Holly Residential Properties, Inc., a company owning and operating multi-family residential properties. From November 1989 to February 1994, he served as Vice President and Controller of Burlington Resources Inc., a natural resources holding company. Prior to joining Burlington Resources Inc., Mr. Berg was a partner with the certified public accounting firm of Coopers & Lybrand. Mr. Berg holds a B.A. from the University of Northern Iowa.

      Todd A. Hinders has served as our Senior Vice President of Sales since April 2001. From December 2000 to April, 2001, Mr. Hinders served as our Vice President of Sales. From December 1998 to December 2000, Mr. Hinders served as our Director of Sales. Prior to that, he served as a sales manager at the Company. From 1996 to 1998, Mr. Hinders worked at NeTpower Inc., a hardware manufacturing company, in product marketing and business development. Mr. Hinders holds a B.S. from the University of the Pacific.

      Joel H. McConaughy has served as our Senior Vice President and Chief Technology Officer since April 2001, having joined the Company as our Chief Technology Officer in March 2001. From June 2000 to March 2001, Mr. McConaughy served as Chief Technology Officer at Digital Media Campus. From December 1997 to March 2001, he served as Vice President and Senior Vice President of Technology at Intertainer, Inc., a streaming media company. From June 1996 to December 1997, he served as Principal Engineer at Informix Software, a software company. From May 1993 to June 1996, he served as Manager of Software Development for Arthur Andersen LLP, an accounting firm. He holds both a B.A. and an M.A. from the University of Southern California.

      Douglas F. Schulze has served as our Senior Vice President of Marketing & Corporate Development since March 2002. From April 2001 to March 2001, Mr. Schulze served as our Senior Vice President of

Corporate Development. From October 2000 to April 2001, Mr. Schulze served as our Vice President of Corporate Development. From October 1999 to October 2000, Mr. Schulze served as our Vice President of Marketing. From December 1998 to October 1999, he served as General Manager of the Intel e-Commerce division of iCat Corporation. From March 1998 to December 1998, he served as iCat Corporation’s Senior Vice President of Sales and Marketing, and from August 1996 to March 1998, he served as iCat’s Vice President of Business Development. From 1993 to August 1996, Mr. Schulze served as Vice President of Marketing for Excalibur Technologies Corporation, a software company. Mr. Schulze holds a B.A. from California Polytechnic State University, Pomona.

      Meena Kang Latta has served as our Vice President, Secretary and General Counsel since July 2000. From 1999 to July 2000, Ms. Latta was Corporate Counsel for Primus Knowledge Solutions, Inc., a software company, where she was responsible for all legal aspects of the company. From 1998 to 1999, she was a Senior Associate at Graham & James/ Riddell Williams LLP in the firm’s corporate finance practice group. From 1997 to 1998, she served as Corporate Counsel for MEMC Electronic Materials, a silicon wafer manufacturer. From 1995 to 1997, she was an Associate in the St. Louis law firm of Husch & Eppenberger, LLC. From 1990 to 1995, she was an Associate in the Chicago law firm of Keck, Mahin & Cate. Ms. Latta holds a B.A. from Cornell University and a J.D. from Cornell University Law School.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows the compensation earned by (a) the persons who served as our Chief Executive Officer during the fiscal year that ended December 31, 2001, (b) the four other most highly compensated individuals who served as an executive officer during the fiscal year ended December 31, 2001 (together with the persons in (a) above, the “Named Executive Officers”) and (c) each of the Named Executive Officers’ compensation for the preceding fiscal year, as appropriate.

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
	Fiscal	Salary	Bonus	Compensation	Options	Compensation
Name & Principal Position	Year	($)(1)	($)(2)	($)	(#)	($)

John T. Baker IV(3)	2001	247,884	75,000	—	1,200,000	121,438
Chairman and Chief Executive Officer
David C. Bullis(4)	2001	147,597	—	1,969	—	—
Chief Executive Officer	2000	148,253	29,375	—	—	—
Todd A. Hinders(5)	2001	167,254	10,000	72,212	280,500	—
Senior Vice President of Sales	2000	94,083	—	208,602	106,000	—
Joel H. McConaughy(6)	2001	173,077	10,000	—	450,000	75,000
Senior Vice President and Chief Technology Officer
Douglas F. Schulze	2001	192,708	21,000	—	100,000	—
Senior Vice President of	2000	147,500	49,375	—	125,000	—
Marketing and Corporate Development
David L. Weld, Jr(7)	2001	214,177	6,000	868	435,000	—
President and Chief Operating	2000	148,333	24,351	—	245,000	—
Officer

(1)	Includes amounts deferred under our 401(k) plan.

(2)	Includes bonuses earned in the indicated year and paid in the subsequent year. Excludes bonuses paid in the indicated year but earned in the preceding year.

(3)	In lieu of a cash bonus, Mr. Baker was awarded 133,929 shares of Loudeye common stock. Mr. Baker also received relocation assistance in the amount of $121,438 that is included in All Other Compensation.

(4)	Mr. Bullis became President and Chief Executive Officer in November 2000 and resigned from these positions in March 2001. He previously served as President and Chief Operating Officer. Mr. Bullis’ 2001 salary includes a severance payment in the amount of $100,000. He received a COBRA payment in the amount of $1,969 that is included in Other Annual Compensation.

(5)	Mr. Hinders became Vice President of Sales in December 2000. Prior to that, he served as Director of Sales. His 2001 Other Annual Compensation included sales commissions, a $8,800 auto allowance, and imputed interest of $1,705 on a below-market loan from the Company. His 2000 Other Annual Compensation included sales commissions and a $7,200 auto allowance. Certain of Mr. Hinders’ securities underlying options granted in the fiscal year ended December 31, 2000 were cancelled and new options were issued during the fiscal year ended December 31, 2001 in connection with an option repricing which is described on page 14 of this Proxy Statement in the section titled “10-Year Option Repricings.”

(6)	Mr. McConaughy received a $10,000 cash bonus related to the year ended December 31, 2001, and a lump-sum payment in the amount of $75,000 for his signing bonus and relocation assistance that is included in All Other Compensation.

(7)	Mr. Weld’s Other Annual Compensation includes imputed interest of $868 related to a below-market loan from the Company. Mr. Weld resigned as President and Chief Operating Officer of the Company in March 2002. Certain of Mr. Weld’s securities underlying options granted in the fiscal year ended December 31, 2000 were cancelled and new options were issued during the fiscal year ended December 31, 2001 in connection with an option repricing which is described on page 14 of this Proxy Statement in the section titled “10-Year Option Repricings.”

Employment Contracts, Termination of Employment and Change in Control Arrangements

      We entered into a letter agreement with Mr. Baker that provides for 50% accelerated vesting of Mr. Baker’s remaining options if he is terminated without cause and not related to a change in control and if Mr. Baker is terminated for any reason other than for cause, he is entitled to receive continuation of his base salary and reimbursement for insurance benefits for twelve months. Mr. Baker will receive full acceleration of the vesting of his options in the event of a change in control. In connection with the termination of Mr. Bullis as our Chief Executive Officer in March 2001, pursuant to the terms of his letter agreement, he received full acceleration of the vesting of his options and six months of his base salary as severance. In connection with the termination of Mr. Weld as our President and Chief Operating Officer in March 2002, pursuant to the terms of his agreement, he received acceleration of the vesting of 78,100 of his options, nine months of his base salary as severance and an expiration date of November 30, 2002 for all of his options. We entered into a letter agreement with Mr. McConaughy pursuant to which the vesting will accelerate with respect to 50% of his options in the event of a change in control. Additionally, if Mr. McConaughy is subsequently terminated without cause within twelve months of a change in control, the vesting will accelerate with respect to 100% of these options. We entered into a letter agreement with Mr. Berg pursuant to which the vesting will accelerate with respect to 25% of his options in the event of a change in control, but not less than 50% of his options if the change in control occurs within his first two years of employment. Additionally, if Mr. Berg is subsequently terminated without cause within twelve months of a change in control, the vesting will accelerate with respect to 100% of his options. We entered into a letter agreement with Mr. Hinders pursuant to which the vesting will accelerate with respect to 25% of his options in the event of a change in control, but not less than 50% of his options if the change in control occurs within his first two years of employment. Additionally, if Mr. Hinders is subsequently terminated without cause within twelve months of a change in control, the vesting will accelerate with respect to 100% of his options.

      In addition, we have severance arrangements with each of our officers which provides that if an officer is terminated without cause, he or she will receive the then-current base salary and benefits for six months in the case of a vice president, for nine months in the case of a senior vice president and twelve months in the case of our current Chief Executive Officer, plus COBRA benefits. In addition, the severance arrangements with our executive officers provide that upon consummation of a change in control of the company, the vesting of 25% of the total number of outstanding options held by such officers will accelerate, and the vesting of 100% of the total number of outstanding options held by such officer will accelerate if the officer is terminated within twelve months of the change of control. However, if the change in control occurs within the first two years of the officer’s employment, the percentage of the outstanding options that would be vested upon consummation of the change in control will be at least 50%.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information with respect to stock options granted to the Named Executive Officers during the last fiscal year. As required by SEC rules, the table also sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants(1)
						Potential Realizable Value
			Percent of			at Assumed Annual
	Number of		Total Options			Rates of Stock Price
	Securities		Granted to	Exercise		Appreciation For
	Underlying		Employees in	of Base		Option Term(2)
	Options		Fiscal Year	Price	Expiration
Name	Granted(#)		(%)(3)	($/sh.)	Date	0%($)	5%($)	10%($)

John T. Baker IV	1,200,000	(4)	15.00%	$1.125	3/9/11	—	849,008	2,151,552
Todd A. Hinders	94,017	(5)	1.18	1.938	1/12/11	—	114,588	290,388
	5,983	(5)	.07	1.938	1/12/11	—	7,292	18,480
	4,500	(6)	.06	1.210	7/12/11	—	3,424	8,678
	128,358	(6)	1.61	1.060	7/27/11	—	85,567	216,844
	47,642	(6)	.60	1.060	7/27/11	—	31,760	80,485
Joel H. McConaughy	350,000	(4)	4.38	1.094	3/26/11	—	240,804	610,244
	100,000	(6)	1.25	1.060	7/27/11	—	66,663	168,937
Douglas F. Schulze	100,000	(5)	1.25	1.938	1/12/11	—	121,880	308,867
David L. Weld, Jr.	135,000	(5)	1.69	1.938	1/12/11	—	164,538	416,971
	54,164	(6)	.68	1.210	7/12/11	—	41,217	104,451
	43,336	(6)	.54	1.200	7/12/11	—	32,705	82,880
	202,500	(6)	2.53	1.060	7/27/11	—	134,992	342,097
David C. Bullis	—		—	—	—	—	—	—

(1)	No stock appreciation rights (SARs) were granted to the Named Executive Officers in the last fiscal year. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment. Certain of these options were issued in connection with an option repricing which is described on page 14 of this Proxy Statement in the section titled “10-Year Option Repricings.”

(2)	The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees’ continued employment throughout the vesting period. These are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price appreciation.

(3)	The Company granted stock options representing 7,996,606 shares to employees in the last fiscal year.

(4)	Denotes stock option grants that vest at a rate of 18.75% of the total number of options granted after nine months and ratably thereafter at a rate of 6.25% of the total number of options granted every quarter until fully vested.

(5)	Denotes stock option grants that vest at a rate of 12.5% of the total number of options granted every quarter until fully vested two years after the date of grant.

(6)	Denotes stock option grants that vest at a rate of 8.33% of the total number of options granted every quarter until fully vested two years after the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table provides certain information with respect to stock options exercised by the Named Executive Officers during the last fiscal year that ended December 31, 2001. The table also provides the number of shares covered by stock options as of the end of the fiscal year and the value of “in-the-money” stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year.

	Shares		Number of Unexercised	Value of Unexercised
	Acquired on	Value	Options at	In-the-Money Options
	Exercise	Realized	Fiscal Year End (#)	at Fiscal Year End ($)
Name	(#)	($)	Exercisable/Unexercisable(1)	Exercisable/Unexercisable(2)

John T. Baker IV	—	—	225,000/975,000	—/—
Todd A. Hinders	—	—	122,297/277,958	$11,047(3)/—
Joel H. McConaughy	—	—	73,958/376,042	—/—
Douglas F. Schulze	—	—	462,501/112,499	$115,850(4)/—
David L. Weld, Jr.	—	—	178,740/421,260	—/—
David C. Bullis	—	—	—/—

(1)	No stock appreciation rights (SARs) were outstanding during fiscal 2001.

(2)	Based on the $0.7310 per share closing price of our common stock on the Nasdaq National Market as of December 31, 2001, less the exercise price of the options.

(3)	Calculation is based upon 8,130 exercisable options at the closing price of our common stock on the Nasdaq National Market as of December 31, 2001, minus the exercise price of the options at $0.06; plus 11,625 exercisable options at the Nasdaq National Market closing price as of December 31, 2001, minus the exercise price of the options at $0.25.

(4)	Calculation is based upon 350,000 exercisable options at the closing price of our common stock on the Nasdaq National Market as of December 31, 2001, minus the exercise price of the options at $0.40.

TEN-YEAR OPTION REPRICINGS

      The following table sets forth certain information with respect to the repricing of certain stock options during the year ended December 31, 2001 held by our executive officers.

		Number of	Market			Length of
		Securities	Price of			Original
		Underlying	Stock at	Exercise Price		Option Term
		Options	Time of	at Time of	New	Remaining
		Repriced or	Repricing or	Repricing or	Exercise	at Date of
		Amended(2)	Amendment	Amendment(3)	Price	Repricing or
Name(1)	Date	(#)	($)	($)	($)	Amendment

Bradley A. Berg, Senior Vice President and Chief Financial Officer	7/12/01	92,752	1.21	4.3125	1.21	112 mos.
	7/12/01	257,248	1.21	4.3125	1.20	112 mos.
Todd A. Hinders, Senior Vice President of Sales	7/12/01	6,000	1.21	9.00	1.21	104 mos.
David L. Weld, Jr., President and Chief Operating Officer	7/12/01	50,000	1.21	6.00	1.21	102 mos.
	7/12/01	22,219	1.21	9.00	1.21	104 mos.
	7/12/01	57,781	1.21	9.00	1.20	104 mos.
Meena Kang Latta, Vice President and General Counsel	7/12/01	27,824	1.21	14.375	1.21	109 mos.
	7/12/01	42,176	1.21	14.375	1.21	109 mos.

(1)	Eligibility for option repricings was granted to employees of Loudeye Technologies, Inc. who were employed by the Company on the new option grant date of July 12, 2001. Consultants, directors, former employees, or employees of any Loudeye subsidiary were not “eligible employees”.

(2)	No stock appreciation rights (SARs) were outstanding during fiscal 2001. The number of securities underlying the options repriced were exchanged for new options at an exchange ratio of three-for-four, with each new option allowing the optionees to purchase seventy-five percent (75%) of the number of shares purchasable upon exercise of the cancelled options.

(3)	Options eligible for repricing were all options having an exercise price greater than $4.30 per share that were outstanding as of July 3, 2001, the expiration date of the Offer to Exchange, under our 1998 Stock Option Plan and the 2000 Stock Option Plan.

      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company’s executive officers during the fiscal year that ended December 31, 2001. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under our 1998 and 2000 Stock Option Plan, 2000 Employee Stock Option Plan, 2000 Director Stock Option Plan and 2000 Employee Stock Purchase Plan and oversees the Stock Option Committee. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

      Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon Company performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash, part of which is tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and the balance of which is tied to individual performance and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

      The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

      The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is reviewed each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

      Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals for revenue growth. Goals are established at the beginning of each year. Annual bonus payments under the incentive plan are generally computed as a percentage of the executive’s base salary, with the actual percentages being a function of the extent to which goals were achieved as well as other significant accomplishments.

Long-Term Incentive Compensation

      We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under the plans by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, competitive employment opportunities and internal comparability considerations. Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (typically the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four year, six month period, contingent upon the executive officer’s continued employment with us. Since fair market value stock options can only produce value to an executive if the price of the Company’s stock increases above the exercise price, option grants provide a direct link between executive compensation and the Company’s stock price performance. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company.

Report On Repriced Stock Options

      In June 2001, the Board of Directors’ Compensation Committee determined that it was in the best interest of the Company to offer to reprice those then-existing stock options granted under the 2000 Stock Option Plan and the 1998 Stock Option Plan with exercise prices greater than $4.30 per share. Included in the repricing actions were options held by employees and our executive officers, but excluded from the repricing actions were consultants, former employees and directors.

      The objectives of each of the 2000 Stock Option Plan and the 1998 Stock Option Plan are to promote the interests of the Company by providing employees, certain directors, and certain consultants or independent contractors an incentive to acquire a proprietary interest in us and to continue to render services to us. It was the view of the Committee that stock options with exercise prices greater than $4.30 per share were viewed negatively by most of our optionees, and provided significantly less equity incentive to the optionees. We concluded that such option grants seriously undermined the specific objectives of the 2000 Stock Option Plan and the 1998 Stock Option Plan and should properly be repriced. In making this decision, the committee also considered the fairness of such a determination in relation to other stockholders. In the opinion of the compensation committee, the stockholders’ long-term best interests were clearly served by the retention and motivation of optionees.

      In this context, the Compensation Committee decided that effective June 6, 2001 all optionees (except for consultants, former employees and directors) holding stock options granted under the 2000 Stock Option Plan and the 1998 Stock Option Plan with exercise prices greater than $4.30 per share should receive a three-for-four repricing of their then-existing unexercised stock options with a new exercise price set at the fair market value of our common stock on the grant date. Each new option granted in the offer allowed optionees to purchase, subject to vesting requirements, a number of shares of our common stock equal to seventy-five percent (75%) of the number of shares purchasable upon exercise of the surrendered options. The Company completed this repricing through a three-for-four stock option exchange of “underwater” stock options for all eligible optionees and exchanged options to purchase 1,083,250 shares with a weighted average price of $7.50 for new options to purchase 812,443 shares of our common stock at an exercise price per share of $1.21, the fair market value on the date of grant. Certain nonqualified options were granted at an exercise price per share of $1.20. Generally, subject to continued employment, the new options vest over a three-year period in equal increments every three months beginning on the date of grant of the new options. New options for employees that are eligible for overtime pay are subject to a six month “cliff” and then vest equally in three month increments over two and a half years thereafter, conditioned on continued employment. The exchange was completed in July 2001.

      It is the opinion of the Board of Directors that this program helped build optionee morale and provided stronger incentives for our employees and management.

Compensation Of The Chief Executive Officer

      John T. Baker IV has served as our Chief Executive Officer since March 2001. His base salary for fiscal 2001 was $247,884. In lieu of a cash bonus for the year ended December 31, 2001, in April 2002 Mr. Baker was awarded 133,929 shares of Loudeye common stock and granted 250,000 options with an exercise price of $0.58 per share. Those options will vest over four years. He also received an aggregate of $121,438 to cover relocation expenses during fiscal 2001. Mr. Baker became our Chairman of the Board of Directors in October 2001, upon the resignation of Martin Tobias.

      David C. Bullis served as our President and Chief Executive Officer from November 2000 until March 2001. Prior to November 2000, he served as our President and Chief Operating Officer. His salary for fiscal 2001 was $147,597, including severance in the amount of $100,000. Mr. Bullis resigned from his position as President and Chief Executive Officer in March 2001.

      The factors discussed above in “Base Salaries,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were also applied in establishing the amount of Mr. Bullis’ and Mr. Baker’s compensation. Significant factors in establishing Chief Executive Officer compensation were compensation levels at similarly situated companies and assigned responsibilities.

Deductibility Of Executive Compensation

      The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the committee believes that options granted to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the compensation committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee:

Charles P. Waite, Jr.
Johan C. Liedgren

Compensation Committee Interlocks And Insider Participation

      The Compensation Committee of the Board of Directors currently consists of Charles P. Waite, Jr. and Johan C. Liedgren. No member of the committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Loudeye Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors originally in March 2000, which was amended in February 2001 and was included in our Proxy Statement last year as an exhibit. The members of the Audit Committee are Charles P. Waite, Jr., Chairman, Johan C. Liedgren and Anthony J. Bay. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules.

      The Audit Committee generally recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company’s independent accountants, currently Arthur Andersen LLP. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

      Due to the indictment of Arthur Andersen LLP by the U.S. Department of Justice, the Audit Committee has recommended to the Board of Directors that the Company defer selecting an independent public accountant for the fiscal year 2002 audit until there is more certainty with respect to Arthur Andersen’s situation. Therefore, there is no proposal in this proxy statement for the stockholders to ratify the Board of Directors’ selection of independent public accountants. If our Board of Directors concludes not to reappoint Arthur Andersen LLP, the Board of Directors will expedite the selection process of an accounting firm qualified to perform the 2002 audit and announce a new recommendation as soon as deliberations are complete.

      The Audit Committee held four meetings during the last fiscal year. The meeting was designed to facilitate and encourage communication between the Audit Committee, management and our independent public accountants, Arthur Andersen LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2001 with management and the independent accountants. The Audit Committee also met with Arthur Andersen LLP without management present.

      The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Audit Committee has received and reviewed the written disclosures and the letter from the independent public accountants, Arthur Andersen LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Arthur Andersen LLP, and with the Company, the issue of independence from Loudeye.

      Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

The Audit Committee of the Board of Directors of Loudeye:

Charles P. Waite, Jr., Chairman
Johan C. Liedgren
Anthony J. Bay

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

      During the fiscal year ended December 31, 2001, Arthur Andersen LLP, our independent public accountant, billed the fees set forth below. The Audit Committee of the Board of Directors has considered whether the non-audit services provided by Arthur Andersen LLP are compatible with maintaining its independence. Arthur Andersen LLP did not provide any services related to financial information systems design and implementation during 2001.

Audit Fees (including quarterly reviews)	$142,100
All Other Fees	$48,184

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      On October 26, 2001, the Company entered into a share repurchase agreement with Mr. Tobias and his spouse Alex Tobias pursuant to which we acquired 4,000,000 shares of our common stock from them in exchange for a payment of $2,000,000. The payment was paid by the Company to City National Bank (“CNB”) to repay outstanding indebtedness of Mr. Tobias to CNB. In addition, on October 26, 2001, the Company extended Mr. Tobias a line of credit in an amount up to $2,000,000 at a variable interest rate of prime plus 1%, secured by a first priority security interest in certain real estate, a second priority security interest in the Madrona Facility (as defined below), and a first priority security interest in 4.6 million shares of Loudeye common stock owned by Mr. Tobias, pursuant to a credit agreement which was amended and restated on November 30, 2001 (the “Company Loan”). In connection with the repurchase and the Company Loan, Mr. Tobias agreed not to sell any other shares of capital stock of the Company without the Company’s consent, until the later of January 31, 2003 or the repayment of the Company Loan, provided, however, if our common stock is trading above $1.25 per share, Mr. Tobias will be permitted to make certain limited sales of stock with the proceeds being paid to the Company for any amounts outstanding under the Company Loan. In connection with the Company Loan, Mr. Tobias granted the Board of Directors of the Company an irrevocable proxy, with full power of substitution, to vote any and all of shares of Company common stock owned by Mr. Tobias, in its discretion, on all matters that may properly come before any meeting of the Company’s stockholders. The proxy terminates on the later of January 31, 2003 or the repayment of all principal and accrued interest on the Company Loan.

      In connection with the repurchase and Company Loan, the Company agreed to repurchase, at Mr. Tobias’ request, an additional amount of shares each calendar quarter equal to the lesser of (i) 150% of the maximum number of shares that could have been sold by Mr. Tobias under Rule 144 on the last day of the calendar quarter (without regard to any sales made by Mr. Tobias during the 90 days preceding the last day of the quarter) times the lesser of (x) the average closing bid price of the Company’s common stock for the trailing 30 trading days ending on the last trading day of the calendar quarter or (y) 95% of the closing bid price of the Company’s common stock on the last trading day of the calendar quarter, or (ii) $500,000. Any such purchases will be made at a price equal to the lesser of the average closing bid price for the Company common stock for the trailing 30 trading days or 95% of the closing bid price on the last day of the applicable calendar quarter. Mr. Tobias right to have the Company purchase these shares of stock expires upon the earlier of (i) three business days following June 30, 2003, (ii) repayment in full of principal and accrued interest on the Company Loan, or (iii) at such time as Tobias ceases to be the beneficial or record owner of any shares of the Company’s common stock. The proceeds for any such repurchase shall be paid to the Company if any indebtedness is outstanding under the Company Loan.

      Mr. Tobias and his wife Alex Tobias were the landlords on the Company’s 3406 East Union Street, Seattle, Washington facility (the “Madrona Facility”) and are the owners of that property. The Company leased 6,000 square feet for an annual rent of approximately $120,000. The original term of the lease was to September 1, 2003, however, we terminated the lease effective February 28, 2002 and in connection with the termination we paid Mr. Tobias $72,443 as payment in full of all of our obligations under the lease.

      In March 2001, we loaned Mr. Weld $90,000 pursuant to a promissory note bearing interest at the prime rate plus 1%. This loan is due in three equal installments of principal plus accrued interest on each of

March 31, 2002, September 3, 2003 and September 3, 2004. The first installment of $30,000 was paid by Mr. Weld on March 31, 2002.

      In April 2001, we loaned Mr. Hinders $64,000 pursuant to a promissory note bearing interest at the prime rate plus 4%. This loan must be repaid in annual installments on each anniversary of the loan equal to the greater of $3,000 or the Alternative Minimum Tax credit carry forward utilized on Mr. Hinders’ tax return for that year.

      In May 2001, we acquired all of the capital stock of Addition Systems, Inc. owned by Digital Media Campus Inc. in exchange for a payment of $1,323,766. In addition, Digital Media Campus assigned to us a promissory note receivable held by them in the amount of $248,766. John Baker, our Chief Executive Officer and Chairman of the Board of Directors, was Chief Operating Officer of Digital Media Campus until he joined Loudeye in March 2001.

      In connection with the hiring of Mr. Baker as our President and Chief Executive Officer in March 2001, we entered into a letter agreement with Mr. Baker which is described on page 10 of this Proxy Statement in the section titled “Compensation of Executive Officers.”

      We have severance arrangements with each of our officers which is described on page 10 of this Proxy Statement in the section titled “Compensation of Executive Officers.”

STOCK PERFORMANCE GRAPH

Comparative Performance Graph

      Set forth below is a graph comparing the cumulative total return to shareholders on the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S. companies) Index (the “Nasdaq Market Index”) and an index established for last year’s Proxy Statement that is comprised of other publicly-traded digital media technology companies (the “Peer Group”) for the period beginning on March 15, 2000, the date of our initial public offering and based upon the price to the public in our initial public offering of $16.00 per share, and ending on December 31, 2001.

Comparison Of Cumulative Total Return

Among Loudeye Technologies, Inc. Common Stock,
Nasdaq Stock Market (U.S.) Index And Our Peer Group Index

		Nasdaq Market	Peer Group
Date	Loudeye	Index	Index

3/15/00	100	100	100
12/31/00	7.42	52.49	5.84
12/31/01	4.56	41.44	5.94

      Our Peer Group was initially comprised of five publicly-traded digital media technology companies. As required, the returns of each of the component companies in the Peer Group return are calculated and weighted according to their respective market capitalization as of March 15, 2000, prior to trading on that date. The Peer Group was initially composed of: Sonic Foundry, Inc. (Nasdaq: SOFO); Liquid Audio, Inc. (Nasdaq: LQID); Preview Systems, Inc. (Nasdaq: PRVW); InterTrust Technologies Corp. (Nasdaq: ITRU); and, MP3.com, Inc. (Nasdaq: MPPP). In August 2001, Preview Systems, Inc. subject to a previously announced plan of dissolution, distributed substantially all of its assets through a $3.50 per share cash dividend to common stockholders. Also in August 2001, MP3.com, Inc. stockholders approved a merger with Vivendi Universal based on a price of $5.00 per common share. Preview Systems and MP3.com were removed from the Peer Group Index effective August 28, 2001, and the related “index value” attributed to those companies at that date was reallocated to the remaining three members of the Peer Group Index based upon their relative market capitalization on that date.

Section 16 Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during its fiscal year ended December 31, 2001, all Reporting Persons complied with all applicable filing requirements, with the following exceptions: (a) Mr. Tobias inadvertently was delinquent in filing a Form 4 report in July 2001 for a disposition that occurred in May 2001, (b) Mr. Liedgren inadvertently was delinquent in filing a Form 4 report in April 2001 for two dispositions that occurred in February 2001, and (c) Mr. Bullis inadvertently was delinquent in filing a Form 5 in December 2001 for the conversion of shares of preferred stock into common stock in connection with the Company’s March 2000 initial public offering.

Other Matters

      The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

MEENA KANG LATTA
Secretary and General Counsel

Seattle, Washington

April 18, 2002

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS
OF LOUDEYE TECHNOLOGIES, INC. FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 2002

         The undersigned stockholder of Loudeye Technologies, Inc., a Delaware corporation, (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statements, each dated April 18, 2002 and hereby appoints Bradley A. Berg and Meena Kang Latta or either of them, proxies and attorneys-in-fact, with full power to each substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Loudeye Technologies, Inc. to be held on Thursday, May 23, 2002 at 1 p.m. local time, at the Sheraton Hotel and Towers, 1400 Sixth Avenue, Seattle, Washington 98101 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

(PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY)

- FOLD AND DETACH HERE -

Please mark your votes as indicated in this example.

FOR nominee listed below (except as indicated)	WITHHOLD authority to vote for nominee listed below

1.     Election of Director:

Nominee: 01 Anthony J. Bay

If you wish to withhold authority to vote for the nominee, strike a line through the nominee’s name in the list above:

2.     PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE CORPORATE NAME TO “LOUDEYE CORP.”

FOR	AGAINST	ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTOR; (2) FOR AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE CORPORATE NAME TO “LOUDEYE CORP.”

Signature_____________________________   Signature_____________________________   Dated ___________, 2002

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

- FOLD AND DETACH HERE -